SERVICING, WAREHOUSING & DISTRIBUTION AGREEMENT


     THIS   SERVICING,  WAREHOUSING   AND   DISTRIBUTION   AGREEMENT   (the
"Fulfillment Agreement" or "Agreement") is made this 1st day of January, 1997, by and between STREAMLINED SOLUTIONS INC., a corporation organized and existing under the laws of Oregon, and doing business as The Warehouse, hereinafter referred to as "The Warehouse," and BLOWOUT ENTERTAINMENT, INC., a Delaware corporation, hereinafter referred to as "Client."


                         R E C I T A L S:

     The   Warehouse  provides  customers   with,   among   other   things,
warehousing, distribution, and inventory services.

     Client is a distributor of goods and merchandise (hereinafter, "Stock") and desires to contract with The Warehouse for certain of The Warehouse's services under the covenants, terms, and restrictions contained herein.

     THEREFORE, for valuable consideration as set forth herein, Client and The Warehouse agree as follows:


                            SECTION 1

                     THE WAREHOUSE'S SERVICES

     1.1  FULFILLMENT SERVICES.   The  Warehouse  agrees to provide certain
warehouse space, labor, and operational equipment, in order to provide the following services to Client at the Client's request:

          a) Making space available to Client for Client's storage of Client's Stock; and

          b)  Electronic  manifesting,  transfer   to   delivery   carrier,
     transportation monitoring, and quality assurance reporting regarding Client's Stock sent or delivered from The Warehouse's warehouses.

     Appendix I contains a description of these services and fees selected by Client and the terms and conditions of Appendix I are incorporated herein as if fully set forth.

     1.2  PROVISION  OF  SERVICES.   All services provided by The Warehouse
are subject to the provisions of this Fulfillment Agreement, including any Exhibits and Appendices hereto.


                             SECTION 2

                               TERM

     2.1 TERM. This Agreement shall be effective as of the date first set forth above and shall continue in full force and effect for one (1) year from the date hereof unless terminated by either party as provided in
Section 6.2 hereof.


                             SECTION 3

                        PRICING AND PAYMENT

     3.1 PAYMENT. Client shall pay for the services performed by The Warehouse in accordance with the schedule of fees, rates, or charges set forth on the attached Appendix I.

     3.2 ADDITIONAL CHARGES. If The Warehouse is requested to perform services not listed in Appendix I, the parties shall agree in a prior writing as to the services to be performed and the charges to be paid for the services.

     3.3 ELECTRONIC COMMUNICATIONS. If Client and The Warehouse agree to establish an electronic communications system for some or all of the services provided under this Agreement, Client shall pay for any and all fees, expenses, software, and hardware as are necessary to establish such system. The parties will jointly determine what system requirements are necessary.

     3.4 PRICING CHANGES. The Warehouse will not change charges under this Agreement without notice to Client. The Warehouse reserves the right to increase all fees, rates, or charges set forth herein and in Appendix I, at any time and from time to time in the same percentage amounts and at the same times as such fees, rates or charges are increased to The Warehouse by the provider of such goods or services to The Warehouse.

     3.5 INVOICES. All services provided hereunder shall be invoiced by The Warehouse to Client and are due net thirty (30) days.

     3.6  NONWAIVER.   The  failure of The Warehouse to invoice Client  for
services during any month is not a waiver of The Warehouse's right to payment for such services.


     3.7 DELINQUENCY. The Warehouse encourages prompt payment by its clients. Payment must be received by The Warehouse within thirty (30) days of date of invoice or The Warehouse may elect to declare Client in default hereunder without any further notice being required. Until such default is cured, an interest shall be assessed on the balance owed in the amount of one and one-half percent (1 1/2 %) per month or the maximum amount allowed by applicable law, which is lower. Assessment of such a charge shall not be deemed a waiver of such default or of any other remedy The Warehouse may have hereunder or at law.

     3.8  CURRENCY.   All currency is stated in United States  Dollars  and
shall be paid in United States Dollars.


                             SECTION 4

                            WAREHOUSING

     4.1 RECEIPT. All Stock submitted for The Warehouse's services under this Agreement shall be delivered at Client's expense to The Warehouse's dock at 3300 State Route 73 South, Wilmington, Ohio, 45177, or such other location as may be designated by The Warehouse form time to time. All such Stock shall be in good condition, properly marked, sized, and packaged in manageable containers as determined in The Warehouse's sole discretion. The Client shall inform The Warehouse prior to or at delivery of any special precautions necessitated by the nature, conditions, or packaging of the Stock and of all statutory requirements specific to the Stock with which The Warehouse does or may need to comply.

     4.2 NONACCEPTABLE STOCK. The Warehouse will not accept "Nonacceptable Stock" for warehousing, inventory, or distribution. "Nonacceptable Stock" is defined as and shall include, but is not limited to, the following:

               a) Improperly identified Stock or Stock not in compliance with any of the provisions of this Agreement;

               b) Alcoholic beverages, drugs, perishables, refrigerated items, live animals, firearms, negotiable items, explosives, hazardous materials, hazardous liquids, hazardous gases, or hazardous wastes, personal effects, plants, pornographic materials, seeds (except popcorn seeds), tobacco, highly flammable materials or liquids, bio-hazardous materials, human body parts, fluids, or remains;

               c) Any Stock which is prohibited from ownership, storage, shipment, or sale by law or regulation of any national, state, or local government in the country of origin, at The Warehouse's warehouse or in the intended destination;

               d) Stock to which Client does not have clear, unencumbered title or which is moving under COD, FCR, FCT or cash against documents;

               e) All Stock identified on the International Association for Transportation by Air ("IATA") List of Dangerous Goods (as revised from time to time), or which by its nature is liable to cause death, injury or damage;
               f) Stock exceeding any size or weight restrictions which may be set forth by The Warehouse or its distribution carriers for shipment; and

               g) Stock not accepted by The Warehouse's distribution carriers for shipment; and

               h) Stock intended for distribution to Canada (The Warehouse specifically will not ship or distribute Stock to Canada).

     The Warehouse may at any time with notice to the Client, amend the list of items which are Nonacceptable. The Warehouse's determination that Stock is Nonacceptable is final and in its sole discretion. The Warehouse may reject any Nonacceptable Stock at any time. All Nonacceptable Stock will be returned to or held for the Client at the Client's expense and at The Warehouse's discretion.

     4.3 INSPECTION. The Warehouse reserves the right to open and inspect any packages of Stock received by it for warehousing or distribution. Client's representative shall be permitted to enter into The Warehouse's warehouse at all times during working hours for the sole purpose of inspecting Client's Stock at Client's expense, provided such representative is accompanied by a The Warehouse employee. The Client shall be liable for and shall indemnify and hold The Warehouse harmless from any and all damages, injuries, or consequential damages, caused to or caused by its representative.

     4.4 HOURS. Inbound shipments to The Warehouse's warehouse and distribution center shall be from 8:00 a.m. to 11:30 p.m. Eastern Standard Time, Monday through Friday, subject to change from time to time unless alternative arrangements have been made with The Warehouse prior to arrival.

     4.5 FREIGHT CHARGES. Distribution shall be at the Client's expense at the prices and rates set forth in this Agreement and the appendices hereto, and shall be made upon The Warehouse's receipt of valid written authorization from Client.

     4.6 DISTRIBUTION. "Distribution" in this Agreement shall mean that The Warehouse shall deliver such outbound Stock to a carrier chosen by Client for delivery in accordance with the authorized instruction of Client. All finished, packed and properly labeled cartons of Stock made available to The Warehouse for shipment will be delivered to carrier within twenty-four (24) hours (weekends, holidays and other closures of The Warehouse excepted) of delivery of availability. All such shipments must include a written carton count, description of contends and any and all such other information as The Warehouse may require. In the event distribution cannot be made solely as a result of The Warehouse's conduct, The Warehouse will waive the handling charges for such shipment.

     4.7 COMPLIANCE WITH CUSTOMS REGULATIONS. The Warehouse intends to comply with all applicable U.S. Customs regulations relating to Stock for which it provides services under this Agreement. Client shall provide The Warehouse with written notification of all Stock which is or will be the subject of any U.S. Customs rules or regulations including the requirements of such rules or regulations and such other information as The Warehouse shall request. Client shall further identify to The Warehouse in advance all distribution shipments destined for shipment outside the U.S. and provide all information and cooperation necessary to ensure The Warehouse's compliance with conformance to such rules and regulations.


                             SECTION 5

           LIABILITY/INDEMNIFICATION/INSURANCE/SECURITY

     5.1 INSURANCE. At the Client's written request and upon the Client's agreement to pay the applicable premium, The Warehouse will request insurance coverage under The Warehouse's insurance policy to cover Client's Stock. If so requested, Client hereby accepts the amounts and types of coverage so provided. Except as specifically set forth in this
Section 5.2, Stock stored or warehoused by The Warehouse, its subsidiaries, or affiliates, is not insured against loss or damage.

     5.2 LIABILITY. The Warehouse shall not be liable to Client for any damage, loss, demurrage, or injury to Stock of Client unless such loss is the result of The Warehouse' reasonably careful person would exercise under like circumstances, and The Warehouse shall not be liable for damages that could not have been avoided by the exercise of such care. Client agrees that it shall bear the burden of proving that The Warehouse failed to exercise such care. The Warehouse shall not under any circumstances be liable to Client for any damage, injury, loss, demurrage, or default in its obligations of any kind which arise directly or indirectly from the following:

          a) fire, war, act of God, or any natural disaster or calamity;

          b) power outages;

          c) strikes, lock-outs or labor disputes at The Warehouse, its carrier(s), or at any party providing services to The Warehouse;

          d) any governmental action; or

          e) any other circumstances beyond the reasonable control of The Warehouse.

     5.3 CONSEQUENTIAL DAMAGES. The Warehouse shall not be liable to Client or any third party for any indirect or consequential loss or damages, however arising, including but not limited to, loss of income, loss of profit, loss of opportunity, or other loss or damage as a result of the requests of the Client as to the Stock or distribution thereof.

     5.4 LIABILITY LIMIT. The maximum liability of The Warehouse for any item of Stock in its possession shall be the lesser of $100 or the Client's actual cost of the item. Prior to payment by The Warehouse of any claim for loss or damage, Client shall provide proof of Client's cost to The Warehouse. In addition, The Warehouse shall be entitled to, at The Warehouse's election, set-off and/or subrogation for any insurance proceeds recovered or recoverable by the Client regardless of whether the Client files an insurance claim or not.

     5.5 CLAIM. Any Client claim to The Warehouse shall be presented in writing by the Client within a reasonable time, but in no event later than fifteen (15) days after the loss or damage was identified by the Client or notification of the loss or damage was provide to the Client.

     5.6 LIABILITY FOR INVENTORY SHRINKAGE. Client shall retain primary control of Stock held in The Warehouse's warehouse. The Warehouse shall not be liable for any Client losses as a result of inventory shrinkage, and Client shall hold The Warehouse harmless therefrom.


                             SECTION 6

                           MISCELLANEOUS

     6.1 ASSIGNMENT. The rights and obligations of the Client created under this Agreement may not be transferred, or assigned to a third party, or for the benefit of a third party, either directly or indirectly, without the prior written consent of The Warehouse. The Warehouse may transfer any or all of its rights and obligations under this Agreement at any time and without notice of any kind.

     6.2 TERMINATION. The Warehouse may terminate this Agreement at expiration of the term, upon sixty (60) days' written notice to Client. Client may terminate this Agreement at expiration of the term after first providing The Warehouse with sixty (60) days' written notice, provided that, if Client intends to obtain all or any of the services provided by The Warehouse under this Agreement from an alternate source, then Client shall provide The Warehouse with sixty (60) days' written notice of intent to seek other alternate sources for fulfillment services. At the end of such sixty (60) day period, Client must provide The Warehouse with complete detailed descriptions of all alternate bids to provide all or any portion of such services and The Warehouse shall have sixty (60) days to meet such bids for any such services The Warehouse may choose to offer. To the extent The Warehouse's bids are equal to or better than the alternate fulfillment source, Client may not terminate this Agreement and shall engage The Warehouse to provide such services for the remaining term of this Agreement. Client agrees that, upon giving notice to The Warehouse of such termination, the terms of this Agreement shall be automatically amended to require payment for all services hereunder on a net ten (10) day basis. Upon termination, all confidential information held by either party shall be promptly returned to the other.

     6.3 NOTICE. All notices or notification required hereunder shall be deemed sufficient if in writing and sent via first class mail, postage prepaid, to the attention and address as set forth as follows:

          The Warehouse:                Streamlined Solutions, Inc.
                                        d/b/a The Warehouse
                                        c/o 3300 State Route 73 S.
                                        Wilmington, Ohio  45177
                                        Attn:  Ed Barnick

          Client:                       Blowout Entertainment, Inc.
                                        P.O. Box 13280
                                        Portland, Oregon  97213
                                        Attn:  Steve Berns

     6.4 THIRD-PARTY INTERESTS. Client shall at all times notify The Warehouse of any and all other corporations, persons, or entities that have any interest in the Stock which is warehoused, deposited, or stored with The Warehouse.

     6.5 SEVERABILITY. In the event that any of the terms of this Agreement shall be deemed invalid, unlawful, or unenforceable to any extent, such term shall be severed from the remaining terms which shall continue to be valid to the fullest extent permitted by law.

     6.6 TAXES. The Client agrees to pay and/or indemnify The Warehouse from all taxes, including but not limited to sales, use, personal, franchise, gross receipts, excise, tariff, franchise and business taxes, together with any penalties, fines, or interest thereon, imposed by any federal, state, province, local government, or any other taxing authority with respect to the sale, delivery, shipment, or storage of the Client's Stock.

     6.7 GOVERNING LAW. This Agreement and all controversies, claims and causes of action relating hereto shall be governed by and construed in accordance with the laws of the state of Oregon without regard to its conflicts of laws principles.

     6.8 JURISDICTION. The parties of this Agreement, their successors or assigns, agree that any disputes under or relating to this Agreement shall only be resolved in the Circuit Court for Multnomah County, Oregon or the U.S. District Court for the District of Oregon, and Client waives any objection to such jurisdiction.

     6.9 CONFIDENTIALITY/NONCOMPETE. Client and The Warehouse each acknowledge the sensitivity and importance of information and documents exchanged or acquired pursuant to this Agreement. Client's customers' names, Stock, ordering and shipping quantities are confidential and the property of Client. The details of this Agreement, The Warehouse's logistics, software, quotations, operations, costs, customers' names, price schedules, and all other related documents, information, and appendixes are confidential and owned by The Warehouse. Neither party shall disclose any of the other parties' confidential information to any third party except such party's attorneys and accountants without first obtaining the prior express written authorization of the other party. Neither party shall use the name or trademarks of the other in any advertisement without first obtaining the prior express written permission of such party. The Client shall further not enter into any competitive warehousing and distribution business, or any competitive agreements with The Warehouse's subcontractors, carriers, or other The Warehouse customers during the term of this Agreement. The parties agree that this clause shall survive the termination of this Agreement.

     6.10 MEASURE  UNITS.   Unless  expressly   stated  otherwise  in  this
Agreement,   all   units  of  measure  shall  be  United  States   Standard
Measurement.

     6.11 REPRESENTATIONS. Client represents and warrants that it is a Delaware corporation in good standing and that its Officers are authorized by its articles of organization, and its Board of Directors and Shareholders to enter into this Agreement. If further warrants that there have been no adverse changes in its financial condition since the date of the latest financial statements supplied to The Warehouse and that it is able to meet all financial obligations created herein and Client represents and warrants that nothing herein violates any other obligations or agreements of Client or creates any situation or circumstance for which The Warehouse is or may become liable to any third party.

     6.12 ENTIRE AGREEMENT. This Agreement and its appendices and exhibits contains the entire agreement and understanding of the parties as to the subject matter herein, and supersedes all other prior agreements, understandings and arrangements, written or oral, between the parties relating to the subject matter hereof.


THE WAREHOUSE:                     CLIENT:

STREAMLINED SOLUTIONS, INC.,       BLOWOUT ENTERTAINMENT, INC.
d/b/a The Warehouse


By: /s/                            By: /s/ Karl Wetzel
    Title: VP Distribution             Title: Chief Financial Officer

                            APPENDIX I
                                TO
          SERVICING, WAREHOUSING & DISTRIBUTION AGREEMENT
                              BETWEEN
         STREAMLINED SOLUTIONS, INC., D/B/A THE WAREHOUSE
                                AND
                    BLOWOUT ENTERTAINMENT, INC.


FACILITY SPACE

Facility Space Reserved: 12,800   square  feet--unimproved,  heated,  shell
                         warehouse space without racks with electricity provided through existing 100 VAC and 200 VAC outlets.

Rate for Facility Space: $3.75 per square foot, per year,  billed  in equal monthly amounts.

Availability Date:       Upon execution.

FULFILLMENT SERVICES

Nature of Stock:         Video cassettes

Stock Handling Charges:  $.02  per cassette (includes shipping, manifesting and application of shipping labels). This rate contemplates 100 cassettes per carton, full carton lots. Charges will vary if quantities vary.

Freight Charges:         3% reduction from UPS published rates for outbound
                         freight.

                         Airborne Express as set forth on the attached Exhibit A [ATTACH 10/30/96 PROPOSAL]

INVOICE TERMS

All charges due net thirty (30) days from date of invoice.

ADDITIONAL SERVICES

Available at negotiated rates.